Exhibit 2.1(c)


                      THIRD AMENDMENT TO CONSOLIDATION AGREEMENT


                    This Third Amendment (Third Amendment) to the Consolidation Agreement dated as of the 1st day of April, 1996 (the "Consolidation Agreement") between Grand Court Lifestyles, Inc., a Delaware corporation ("Grand Court"), party of the first part, and John Luciani and Bernard M. Rodin (the "Transferring Shareholders") and J&B Management Company, a New Jersey partnership (the "Company"), parties of the second part, is made as of the 1st day of April, 1996. Capitalization terms not defined herein shall have the meanings ascribed to them in the Consolidation Agreement.

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

                    Whereas, Grand Court, the Transferring Shareholders and the Company entered into the Consolidation Agreement;

                    Whereas, Schedule 2.1 of the Agreement is amended by this Third Amendment to include additional obligations to be assumed by Grand Court;

                    Accordingly, the parties hereto agree as follows:

                                      ARTICLE II
                                     Obligations

                    Schedule 2.1 is hereby amended to include immediately after clause (i) thereof a new clause (j) as follows:

                    (j)  any and all outstanding obligations and
                         liabilities of the Company to Bank Leumi
                         Trust Company of New York and Jericho
                         State Capital Corp.


                                     ARTICLE III
                                    Miscellaneous

                    Except as herein specifically amended, all of the terms, provisions and conditions of the Consolidation Agreement shall continue to remain in full force and effect.


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                    IN WITNESS WHEREOF, the parties hereto have caused this
          Third Amendment to be duly executed as of the day and year first above written.


           /s/ John Luciani                    /s/ Bernard M. Rodin
          ----------------------------       ------------------------------
          John Luciani                            Bernard M. Rodin


                                J&B MANAGEMENT COMPANY

           /s/ John Luciani                    /s/ Bernard M. Rodin
          ----------------------------       ------------------------------
          By:  John Luciani, Partner         By:  Bernard M. Rodin, Partner


                             GRAND COURT LIFESTYLES, INC.

           /s/ John Luciani                   /s/ Bernard M. Rodin
          ----------------------------       ------------------------------
          By:  John Luciani, President       By:  Bernard M. Rodin, Vice
                                                       President